Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53445 and No. 333-74170) of our report dated January 21, 2005, relating to our audits of the financial statements and internal controls over financial reporting, which appear in this Annual Report on Form 10-K of Nanophase Technologies Corporation for the year ended December 31, 2004.

/s/ McGladrey & Pullen LLP
McGladrey & Pullen LLP

Schaumburg, Illinois
March 15, 2005